EXHIBIT 21.1

LIST OF SUBSIDIARIES OF
EXCO RESOURCES, INC.

Name of Subsidiary	State of Incorporation
ROJO Pipeline, LP	Delaware
EXCO Investment I, LLC	Delaware
EXCO Investment II, LLC	Delaware
EXCO Operating, LP	Delaware
North Coast Energy, Inc.	Delaware
North Coast Energy Eastern, Inc.	Delaware
Pinestone Resources, LLC	Delaware
TXOK Acquisition, LLC	Delaware
TXOK Energy Resources Company	Delaware
TXOK Energy Resources Holdings, L.L.C.	Delaware
TXOK Texas Energy Holdings, LLC	Delaware
TXOK Texas Energy Resources, L.P.	Delaware
EXCO Partners GP, LLC	Delaware
EXCO GP Partners, LP	Delaware
EXCO Partners GP LP, LLC	Delaware
EXCO Partners MLP LP, LLC	Delaware
Power Gas Marketing & Transmission, Inc.	Delaware
EXCO Partners, LP	Delaware
EXCO Partners OLP GP, LLC	Delaware
EXCO Partners Operating Partnership, LP	Delaware
Winchester Energy Company, LP	Delaware
Vaughan Holding Company, L.L.C.	Texas
Winchester Production Company, Ltd.	Texas
TGG Pipeline, Ltd.	Texas
Talco Midstream Assets, Ltd.	Texas
Garrison Gathering, LLC	Texas
Vaughan DE, LLC	Delaware
Vernon Holdings, LLC	Delaware